Exhibit 99.2

FOR IMMEDIATE RELEASE
Date:          October 2, 2007
Contact:     Patricia E. Hoch, Corporate Secretary
                              (717)920-5811    Fax: (717)920-8040

COMMUNITY BANKS, INC. DECLARES
SPECIAL CASH DIVIDEND

Harrisburg, PA – Community Banks, Inc. (“Community”) (Listed on Nasdaq: CMTY)   the parent company of CommunityBanks, has declared a special cash dividend of $.105 per share payable November 1, 2007 to shareholders of record on October 18, 2007.  This special dividend represents a partial fourth quarter 2007 cash dividend, and is reflective of the anticipated closing date of November 16, 2007 of the acquisition of Community by Susquehanna Bancshares, Inc.

This press release contains “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community’s current expectations, estimates, and projections about future events and financial trends affecting the financial condition of its business.  These statements are not historical facts or guarantees of future performance, events, or results.  Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially.  Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise.